UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): March 1, 2007


                          GULF ISLAND FABRICATION, INC.
             (Exact name of registrant as specified in its charter)


         Louisiana                  0-22303                72-1147390
(State or other jurisdiction      (Commission             (IRS Employer
     of incorporation)            File Number)          Identification No.)


                                583 Thompson Road
                             Houma, Louisiana 70363
               (Address of principal executive offices)(Zip Code)



                                 (985) 872-2100
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))




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Item  5.02  Departure of Directors or Certain  Officers;  Election of Directors;
            Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On March 1, 2007, the Board of Directors approved the following annual compensation for the principal executive officer, principal financial officer and other named executive officers for the year 2007: Salary for Kerry J. Chauvin, Chairman, President and CEO will be $450,000; salary for Kirk J. Meche, Executive Vice-President-Operations will be $240,000; salary for Murphy A. Bourke, Executive Vice-President-Marketing will be $210,000; salary for Joseph
P. Gallagher, III, Vice-President-Finance, Chief Financial Officer and Treasurer will be $190,000, salary for William G. Blanchard, President of Gulf Island, L.L.C. will be $155,000. In addition, for 2007 the executive officer bonuses will be computed as a percentage of the consolidated income before taxes and before the deduction of the bonuses. The applicable bonus percentages for Messrs. Chauvin, Meche, Bourke, Gallagher and Blanchard will be 1.00%, .45%, ..40%, .40%, and .10%, respectively. Mr. Blanchard will receive an additional bonus of .12% of Gulf Island, L.L.C.'s separate income before taxes and before the deduction of this bonus.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                GULF ISLAND FABRICATION, INC.

                                          /s/ Joseph P. Gallagher, III
                                By:
                                    --------------------------------------------
                                            Joseph P. Gallagher, III
                                            Vice President - Finance,
                                             Chief Financial Officer
                                                  and Treasurer
                                           (Principal Financial Officer
                                            and Duly Authorized Officer)

Dated:  March 7, 2007